32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

I, Ralph M. Amato, Chief Financial Officer of BoysToys.com, Inc. (the "Registrant"), do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-QSB of the Registrant for the quarter ending June 30, 2004 (the "Report"), to which this Statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	August 13, 2004

By:	/s/ Ralph M. Amato Chief Financial Officer